UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2025

MANPOWERGROUP INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin		53212
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (414) 961-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 15, 2025, ManpowerGroup Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with a syndicate of lenders and JPMorgan Chase Bank, N.A., as Administrative Agent. This Credit Agreement replaces the Company’s previous $600 million revolving credit facility.

The Credit Agreement provides for a $600 million five-year revolving credit facility and includes increased allowances for restructuring and related charges added-back to earnings for covenant calculations and other terms generally consistent with the Company’s previous revolving credit facility. The Company may request an increase in revolving credit commitments under the facility of up to $300 million in certain circumstances.

The Credit Agreement contains customary restrictive covenants pertaining to our management and operations, including limitations on restricted payments, the amount of subsidiary debt that the Company may incur and limitations on our ability to pledge assets, as well as financial covenants requiring, among other things, that the Company comply with a leverage ratio and a fixed charge coverage ratio. The Credit Agreement also contains customary events of default, including, among others, payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy or involuntary proceedings, certain monetary and non-monetary judgments, change of control and customary ERISA defaults.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement filed herewith as exhibit 10.1, which is incorporated by reference into this Item 1.01.

Item1.02	Termination of Material Definitive Agreement

In connection with its entry into the Credit Agreement, the Credit Agreement dated as of May 27, 2022 among the Company, a syndicate of lenders and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended, was terminated as of December 15, 2025. The Company incurred no early termination penalties in connection with the termination of this agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 15, 2025, the Company offered and sold €500 million aggregate principal amount of the Company’s 3.750% notes due December 13, 2030 (the “Notes”). The net proceeds to the Company from the offering of the Notes were approximately €497.395 million, and will be used by the Company to redeem its €500 million 1.750% notes due June 22, 2026 (the “1.750% Notes”).

The Notes were offered at an issue price of 99.839% of the aggregate principal amount. Interest on the Notes is payable in arrears on December 13th of each year. The Notes are the senior unsecured obligations of the Company and will rank equally with all of the Company’s existing and future senior unsecured debt and other liabilities. The Notes were issued under a Fiscal and Paying Agency Agreement (the “Agreement”) between the Company and Citibank, N.A., London Branch, as Fiscal and Principal Paying Agent, Transfer Agent and Registrar, dated as of December 15, 2025.

The Company may redeem the Notes, in whole or in part, at the Company’s option at any time prior to October 13, 2030 (two months prior to the maturity date of the Notes) at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes, or (2) as determined by the Quotation Agent (as defined in the Notes), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on an annual basis using a discount rate equal to the average of the four quotations of the average midmarket annual yield to maturity on an Actual/Actual (ICMA) basis of the DBR 2.400% due 15 November 2030 (or if that security is no longer outstanding, a similar security), plus 0.250%, plus in each case, accrued interest thereon to the date of redemption.

In addition, the Notes will be redeemable at the Company’s option, in whole or in part, at any time on or after October 13, 2030 (two months prior to the maturity date of the Notes) at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon at the date of the redemption.

The Notes are listed on the Official List of the Irish Stock Exchange plc trading as Euronext Dublin. The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing description of the Agreement is qualified in its entirety by reference to the agreement filed herewith as exhibit 4.1, which is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On December 15, 2025, the Company issued a notice of redemption for the 1.750% Notes. In accordance with the terms of the notice, the 1.750% Notes will be redeemed on January 14, 2026 at a redemption price equal to the greater of (a) 100% of the principal amount of the 1.750% Notes or (b) as determined by the Quotation Agent (as defined in the 1.750% Notes), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on an annual basis using a discount rate equal to the average of the three quotations of the average midmarket annual yield to maturity on an Actual/Actual (ICMA) basis of the DBR 0.500% due 15 February 2026 or, if that security is no longer outstanding, a similar security, plus 0.25%, plus accrued interest thereon to the date of redemption.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

4.1	Fiscal and Paying Agency Agreement between the Company and Citibank, N.A., London Branch, as Fiscal Agent, Principal Paying Agent and Registrar and Transfer Agent, dated as of December 15, 2025 (including the form of Note attached thereto as Schedule I).

10.1	Credit Agreement dated as of December 15, 2025 among the Company, a syndicate of lenders and JPMorgan Chase Bank, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.

Dated: December 15, 2025	By:	/s/ John T. McGinnis
	Name:	John T. McGinnis
	Title:	Executive Vice President, Chief Financial Officer